Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                            GLOBAL MARINE INC.
          (Exact name of registrant as specified in its charter)

               Delaware                      95-1849298
     (State or other jurisdiction of       (IRS Employer
     incorporation or organization)      Identification No.)

               777 N. Eldridge Road
                  Houston, Texas                77079
     (Address of Principal Executive Offices) (Zip Code)


                            GLOBAL MARINE INC.
             1994 NON-EMPLOYEE STOCK OPTION AND INCENTIVE PLAN


                         James L. McCulloch, Esq.
                    Vice President and General Counsel
                            Global Marine Inc.
                           777 N. Eldridge Road
                           Houston, Texas 77079
                  (Name and address of agent for service)


                              (713) 596-5100
       (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE


                              Proposed    Proposed
                              maximum     maximum
Title of                      offering    aggregate    Amount of
Securities to  Amount to       price      offering   registration
be registered  be registered  per share(1)  price(1)      fee

Common Stock,
$.10 par value 400,000 shares  $3.8125    $1,525,000    $525.86


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) using the average of the high and low prices quoted on the New York Stock Exchange Composite Transactions Tape on
     February 9, 1995.

                                 PART  II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have been filed by Global
Marine Inc. (the "Company" or the "Registrant") with the
Securities and Exchange Commission are incorporated herein by reference:

          1. The Registrant's Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1993;

          2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's
Annual Report referred to in (a) above; and

          3. The description of the Registrant's common stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to
Section 12 of the Securities Exchange Act of 1934 on March 6, 1989, as amended by Amendment No. 1 thereto on Form 8 filed with the Securities and Exchange Commission on March 15, 1989.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          None.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director or officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in the defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

          Section III-11 of the By-laws of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. Section III-11 of the By-laws provides that expenses incurred by a director or officer in defending a suit or other similar proceeding shall be paid by the Company upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the Company.

          Additionally, the Company's Restated Certificate of Incorporation (the "Charter") contains a provision that limits the liability of the Company's directors to the fullest extent permitted by the Delaware General Corporation Law. The provision eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty as a director. As a result, stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to the Company or to stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law, or in respect of any transaction from which a director receives an improper personal benefit.

          In addition to its Charter and By-law provisions, the Company has taken such other steps as are reasonably necessary to effect its indemnification policy. Included among such other steps is liability insurance provided by the Company for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors or officers of the Company. The Company has also entered into indemnification agreements with individual officers and directors. These agreements generally provide such officers and directors with a contractual right to indemnification to the full extent provided by applicable law and the By-laws of the Company as in effect at the respective dates of such agreements.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.


ITEM 8.   EXHIBITS.

4.1 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on March 15, 1989, effective March 16, 1989. (Incorporated herein by this reference to Exhibit 3(i).1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

4.2 Certificate of Amendment of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on May 11, 1990. (Incorporated herein by this reference to Exhibit 3(i).2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

4.3 Certificate of Correction of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on September 25, 1990. (Incorporated herein by this reference to Exhibit 3(i).3 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

4.4 Certificate of Amendment of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on May 11, 1992. (Incorporated herein by this reference to Exhibit 3(i).4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

4.5 Certificate of Amendment of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on May 12, 1994. (Incorporated herein by this reference to Exhibit 4.5 of the Registrant's Registration Statement on Form S-3 (No. 33-53691) filed with the Commission on May 18, 1994.)

4.6       By-laws of the Company as amended on May 10, 1989.
          (Incorporated herein by this reference to Exhibit
          3(ii).1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

5.1       Opinion of Mr. James L. McCulloch, Vice President and
          General Counsel of Global Marine Inc.

15.1      Letter of Coopers & Lybrand L.L.P., Independent
          Accountants, regarding Awareness of Incorporation by Reference.

23.1      Consent of Mr. James L. McCulloch (Mr. McCulloch's
          Consent is included in his Opinion filed as Exhibit 5.1 to this Registration Statement.)

23.2      Consent of Coopers & Lybrand L.L.P., Independent
          Accountants.

24.1      Power of Attorney of Certain Officers and Directors.
          (The Power of Attorney is included on the signature pages of this Registration Statement.)


ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                     SIGNATURES AND POWER OF ATTORNEY


          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of February, 1995.


                                   GLOBAL MARINE INC.


                                   By:  /s/ Jerry C. Martin
                                        Jerry C. Martin
                                        Senior Vice President and
                                        Chief Financial Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the following page constitutes and appoints Jerry C. Martin, James L. McCulloch and Alexander A. Krezel, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature            Title                      Date

/s/C. R. Luigs       Chairman of the Board,     February 14, 1995
(C.R. Luigs)         President and Chief
                     Executive Officer


/s/Jerry C. Martin   Senior Vice President      February 14, 1995
(Jerry C. Martin)    and Chief Financial
                     Officer (Principal
                     Financial Officer)
                     and Director

/s/Thomas R. Johnson Vice President and         February 14, 1995
(Thomas R. Johnson)  Corporate Controller
                     (Principal Accounting
                     Officer)

/s/Patrick M. Ahern  Director                   February 14, 1995
(Patrick M. Ahern)


/s/Donald B. Brown   Director                   February 14, 1995
(Donald B. Brown)


/s/Edward J. Campbell    Director               February 14, 1995
(Edward J. Campbell)


/s/Peter T. Flawn    Director                   February 14, 1995
(Peter T. Flawn)


/s/John M. Galvin    Director                   February 14, 1995
(John M. Galvin)


/s/Lynn L. Leigh     Director                   February 14, 1995
(Lynn L. Leigh)


/s/Sidney A. Shuman  Director                   February 14, 1995
(Sidney A. Shuman)


/s/William R. Thomas Director                   February 14, 1995
(William R. Thomas)


/s/William C. Walker Director                   February 14, 1995
(William C. Walker)